EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of Silver Crest Acquisition Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 25, 2021.

PAG HOLDINGS LIMITED

By:	/s/ Derek Crane
Name:	Derek Crane
Title:	Director

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Derek Crane
Name:	Derek Crane
Title:	Director

PACIFIC ALLIANCE INVESTMENT MANAGEMENT LIMITED

By:	/s/ Derek Crane
Name:	Derek Crane
Title:	Director

PACIFIC ALLIANCE GROUP ASSET MANAGEMENT LIMITED

By:	/s/ Derek Crane
Name:	Derek Crane
Title:	Director

PACIFIC ALLIANCE ASIA OPPORTUNITY FUND L.P.

By:	/s/ Derek Crane
Name:	Derek Crane
Title:	Director of Pacific Alliance Group Asset Management Limited, acting as general partner of Pacific Alliance Asia Opportunity Fund L.P.